Exhibit 10.4

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of January 23, 2013 is entered into by and between SILICON VALLEY BANK (the “Additional Lender”) and the Agent (as hereinafter defined) pursuant to that certain Second Amended and Restated Credit Agreement, dated as of November 2, 2012 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among OCLARO, INC., a Delaware corporation (“Parent”), OCLARO TECHNOLOGY LIMITED, a company incorporated under the laws of England and Wales (“Borrower”), each lender currently party thereto (the “Existing Lenders”), and WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms not otherwise defined herein are defined in the Credit Agreement.

The Additional Lender desires to become a Lender pursuant to the terms of the Credit Agreement. Borrower desires to amend the Credit Agreement to reflect the increase in the Revolving Commitments resulting from Additional Lender becoming a Lender thereunder.

Accordingly, the parties hereto agree as follows:

1. The Additional Lender hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Lender will be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender thereunder as fully as if it has executed the Credit Agreement and the other Loan Documents. The Additional Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Loan Documents which are binding upon the Lenders, including, without limitation all of the authorizations of the Lenders set forth in Section 15 of the Credit Agreement, as supplemented or modified from time to time in accordance with the terms thereof.

2. The Additional Lender agrees that, at any time and from time to time, upon the written request of Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement.

3. Upon becoming a Lender under the Loan Documents and after giving effect hereto, Additional Lender’s Revolver Commitment under the Loan Documents shall be as set forth in the revised Schedule C-1 attached hereto as Exhibit A. The Credit Agreement is hereby amended by deleting the existing Schedule C-1 in its entirety and replacing it with the schedule attached hereto as Exhibit A.

4. The Additional Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Documents, (ii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Pro Rata Share of the Revolver Commitments, shall have the rights and obligations of a Lender thereunder, and (iii) it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

7. This Agreement shall become effective upon the execution hereof by Agent, Additional Lender, Parent, and the Borrower and the payment to Additional Lender of a loan fee in the amount of $150,000, and in any event, shall be deemed effective upon the funding by Additional Lender of any portion of its Revolver Commitment under the Loan Documents.

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IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be duly executed by its authorized officers as of the day and year first above written.

SILICON VALLEY BANK, as Additional Lender

By:	/s/ Christopher L. Snider
Name:	Christopher L. Snider
Title:	Managing Director

WELLS FARGO CAPITAL FINANCE, INC., as Agent, Issuing Lender and Swing Lender

By:	/s/ Patrick McCormack
Name:	Patrick McCormack
Title:	Vice President

SVB Joinder Agreement (Oclaro)

OCLARO TECHNOLOGY LIMITED, a company incorporated under the laws of England and Wales, as Borrower

By:	/s/ Jerry Turin
Name: Jerry Turin
Title: Director

By:	/s/ Keith Border
Name: Keith Border
Title: Director

OCLARO, INC., a Delaware corporation, as Parent

By:	/s/ Jerry Turin
Name: Jerry Turin
Title: Chief Financial Officer

SVB Joinder Agreement (Oclaro)

EXHIBIT A

Schedule C-1

Commitments

Lender	Revolver Commitment	Total Commitment
Wells Fargo Capital Finance, Inc.	$50,000,000	$50,000,000
Silicon Valley Bank	$30,000,000	$30,000,000
All Lenders	$80,000,000	$80,000,000

SVB Joinder Agreement (Oclaro)